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Exhibit 10.25

AMENDMENT NO.1 TO
LOAN AGREEMENT AND SECURITY AGREEMENT

        This Amendment No.1 is made as of December 23, 2004, by and between MEDALLION CAPITAL, INC., a Minnesota corporation, a Licensee under the Small Business Investment Act of 1958 ("Lender"), and APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (the "Company"), to amend that certain Loan Agreement, dated September 10, 1998, by and between the Lender and the Company (which Loan Agreement, as so amended from time to time is referred to herein as the "Loan Agreement"), and that certain Security Agreement, dated September 10, 1998, by the Company in favor of the Lender issued in connection with the Loan Agreement (which Security Agreement, as so amended from time to time is referred to herein as the "Security Agreement").

        Whereas, the parties wish to amend the Loan Agreement and Security Agreement so as to provide for the Lender to extend a new loan of up to $300,000 to the Company, which will be secured by the same Collateral currently secured by the Security Agreement;

        Now, therefore, in consideration of the foregoing and the mutual promises set forth below and in the Loan Agreement, the parties agree as follows:

        1.    Definitions.    Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings provided for in the Loan Agreement.

        2.    Additional Loan.    Upon the effectiveness of this Amendment, the Lender agrees to loan the Company up to an additional $300,000, which shall be evidenced by and repayable in accordance with the Promissory Note attached hereto (the "New Note"), which shall constitute a "Note" for purposes of the Loan Agreement and the Loan Documents referred to therein. Section 1.1 of the Loan Agreement is hereby amended accordingly. All references in the Loan Agreement and Loan Documents shall be amended to reference the Note and the New Note as the "Notes".

        3.    Security for New Note.    The New Note shall be secured by the security interest granted by the Company in the Security Agreement. The Company confirms that Schedule 1 of the Security Agreement lists the Collateral described on Exhibit A attached hereto.

        4.    Representations Correct; No Defaults.    In order to induce the Lender to execute this Amendment No.1, the Company hereby: (i) makes and renews to the Lender as true and correct as of the date hereof the representations and warranties contained in Article II of the Loan Agreement, except (i) for updating changes on the attached Exhibit B, and (ii) that the representation made in Section 2.4 shall be deemed made as to the Company's audited financial statements as of December 31, 2003 and the Company's unaudited financial statements as of September 30, 2004, and (iii) certifies to the Lender that there are no existing Defaults or conditions or occurrences which with the giving of notice or passage of time or both would constitute a Default.

        5.    Effectiveness.    This Amendment No.1 shall become effective as of the date first written, but only on the condition that the Lender has received (or waived receipt of), duly executed and in form and substance satisfactory to the Lender, signed counterparts of this Amendment No. l and the New Note.

        6.    Fees and Expenses.    Upon execution of this Amendment No.1, the Company shall pay or reimburse the Lender for paying the reasonable attorneys fees and costs advanced of the Lender's legal counsel in connection with the preparation and execution of this Amendment No. 1 and the documents referred to herein.

        7.    General.    On and after the effectiveness of this Amendment No.1, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the Loan Documents, including but not limited to the Security Agreement, to the Loan Agreement, shall mean the. Loan Agreement as amended by this Amendment

No. 1. The Loan Agreement and Security Agreement, as amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.		MEDALLION CAPITAL, INC.
By:	/s/ JACK CAMERON	By:	/s/ DEAN PICKERELL
Its:	President	Its:	Executive Vice President

2

CONSENT and AMENDMENT

        This Consent and Amendment is made as of December 23, 2004, by and between MEDALLION CAPITAL, INC." a Minnesota corporation, a Licensee under the Small Business Investment Act of 1958 ("Lender"), and SPECTRUM COMMERCIAL SERVICES COMPANY, a Minnesota corporation ("SPECTRUM"), to amend. that certain Intercreditor Agreement dated September 10, 1998 (the "Agreement").

        Now, therefore, in consideration of the foregoing and the mutual promises set forth below and in the Loan Agreement, the parties agree as follows:

        1.     The parties acknowledge and agree that the SPECTRUM Agreements (as defined in the Agreement) have been assigned by SPECTRUM Commercial Services, a division of Lyon Financial Services, Inc. to SPECTRUM Commercial Services Company, a Minnesota corporation ("New SPECTRUM"). The parties acknowledge that the Agreement remains in full force and effect as to New SPECTRUM and Lender as if New SPECTRUM was the original party thereto.

        2.     The undersigned New SPECTRUM hereby consents to the foregoing Amendment No. 1 and agrees that the terms of Amendment No. 1, including but not limited to the New Note, shall be governed by the Agreement.

        3.     A facsimile/telecopied signature hereon shall be as effective as an original.

SPECTRUM COMMERCIAL SERVICES COMPANY		MEDALLION CAPITAL, INC.
By:	/s/ STEVEN LOWENTHAL	By:	/s/ DEAN PICKERELL
	Steven I. Lowenthal, its Co-CEO	Its:	EVP

PROMISSORY NOTE

Amount $300,000	Date: December 23, 2004 Maturity: December 31, 2005

        FOR VALUE RECEIVED, the undersigned, APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (the "Company") promises to pay to MEDALLION CAPITAL, INC. ("Lender"), a licensee under the Small Business Investment Act of 1958, at its office at 3000 West County Road 42, Suite 301, Burnsville, MN 55337-4827 or such other address as the holder of this Note may designate, in lawful currency of the United States, the principal amount of Three Hundred Thousand Dollars ($300,000.00), together with interest on the unpaid principal balance from the date hereof until June 30, 2005 at the rate of fourteen percent (14%) per annum, and from July 1,2005 until the principal balance is paid in full at the rate of nineteen percent (19%) per annum. Interest calculations shall be based on a 360-day year.

        Accrued interest under this Note shall be due and payable in monthly installments on the first day of each month commencing January 1, 2005. All principal and accrued interest remaining outstanding shall be due and payable in full on December 31, 2005. All payments received will be first applied to unpaid interest with any remainder being applied toward reduction of principal.

        This Note is issued pursuant to Amendment No.1 dated December 23, 2004 to the Loan Agreement dated September 10, 1998 (as so amended the "Loan Agreement") by and between the Lender and the Company. Any capitalized terms used in this Note without definition shall have the meanings as set forth in the Loan Agreement. Upon the occurrence of any' Default (as defined in the Loan Agreement) the Lender shall have the rights and remedies provided in the Loan Agreement and the other agreements securing this Note.

        The Company agrees that should any Default occur, it shall be obligated to pay the out of pocket collection costs of the holder of this Note, including reasonable attorneys' fees and other costs as permitted by law. The Company waives demand for payment, presentment, notice of dishonor, notice of non-payment, diligence in collecting, grace; notice and protest. The use of any remedy by the holder hereof will not constitute a waiver of the right to use any other remedy provided by law. No release of any security for the principal or interest due under this Note or extension of time for payment of this Note shall release or modify the liability of the Company under this Note.

        The obligations evidenced by this Note are secured the: Security Agreement, as amended by Amendment No. 1.

        This Note shall be binding upon the Company, and its successors and assigns, and shall inure to the benefit of the holder hereof, and its successors and assigns.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
By:	/s/ JACK CAMERON
Its:	President

EXHIBIT A

SCHEDULE 1 of SECURITY AGREEMENT

COLLATERAL

Inventory:

        All inventory of Debtor, whether now owned or hereafter acquired and wherever located;

Equipment:

        All equipment of Debtor, whether now owned or hereafter acquired, including but not limited to all present and future machinery; vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts and tools, and goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor's equipment);

Accounts:

        Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other. disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and. howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any.of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel papers, accounts, loans and obligations receivable and tax refunds;

Documents of Title:

        All warehouse receipts, bills of lading and other documents of title of every type and description now-owned or hereafter acquired by Debtor; and

General Intangibles:

        All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customers' lists, permits and franchises, and the right to use Debtor's name.

A-1

EXHIBIT B

UPDATES TO REPRESENTATIONS AND WARRANTIES

The following is an update to the representations and warranties contained in Article II of the Loan Agreement:

Except for the sections listed below, the Company's 2003 Annual Report and Form 10K, 3rd Quarter 2004 10-Q and the 2004 Proxy Statement are incorporated by reference to update representations and warranties contained in Article II of the Loan Agreement.

2.1
Good Standing—In addition to the states listed on 2.1 of the Disclosure Schedule, the Company is qualified as a foreign corporation to do business in Connecticut, Texas and Georgia.

2.5
Use of Proceeds—The proceeds from this amendment will be for working capital.

2.9
Ownership of Intellectual Property Rights—The following marks are updated as follows:

            APPLIANCE MANAGEMENT SYSTEMS—Status—Abandoned

            APPLIANCESMART—Status—Received mark in March 2003

2.13
Authorization—The execution and delivery of the Agreement has been duly authorized by the Board of Directors of the Company and the officers of the Company are authorized to enter into this agreement and take all steps necessary to carry out its terms.

B-1

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  Exhibit 10.25
AMENDMENT NO.1 TO LOAN AGREEMENT AND SECURITY AGREEMENT
CONSENT and AMENDMENT
PROMISSORY NOTE
EXHIBIT A SCHEDULE 1 of SECURITY AGREEMENT COLLATERAL
EXHIBIT B UPDATES TO REPRESENTATIONS AND WARRANTIES